Exhibit 99.1

Peraso Announces Preliminary Second Quarter 2024 Revenue Results Above Guidance

Stronger Than Anticipated Revenue Included First Volume Production Order for mmWave DUNE Platform Solution

SAN JOSE, Calif., July 16, 2024 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a global leader in mmWave technology for 60 GHz unlicensed and 5G licensed networks, today announced preliminary revenue results for the second quarter ended June 30, 2024. Total net revenue for the second quarter is anticipated to be approximately $4.2 million, exceeding the Company’s previous guidance of revenue to range between $3.7 million and $4.0 million.

“Our stronger than expected preliminary revenue results for the second quarter represent strong growth of over 50% sequentially and over 70% year-over-year,” stated Ron Glibbery, CEO of Peraso. “The higher revenue for the quarter was primarily driven by increased shipments of our end-of life (“EOL”) memory IC products, combined with a new volume production order for our mmWave antenna modules in support of the initial deployment of our DUNE platform by a South African service provider. We expect additional incremental orders from this customer in the coming quarters, together with a growing number of mmWave customer engagements targeting gigabit-speed fixed wireless access applications in dense urban environments.”

Glibbery concluded, “The further ramping of our mmWave shipments, as well as continued fulfillment of our sizable backlog orders of EOL memory products, gives us increased confidence in the Company’s outlook for continued growth in the second half of 2024.”

All results presented in this press release are preliminary and unaudited, and they are subject to adjustment during the Company’s standard quarterly closing process. Peraso will report its complete financial results for the second quarter of 2024 in conjunction with the Company’s quarterly earnings conference call, which is currently planned to be held in August.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward-looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might”, “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address customer relationships, as well as availability, operating performance, cost benefits, and advantages of the products of Peraso, market acceptance of Peraso’ products, and anticipated acceptance and use of mmWave technology, that are not otherwise historical facts, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to: the timing, receipt and fulfillment of customer orders associated with Peraso’s mmWave products and solutions; anticipated use of mmWave by Peraso’s customers and intended users of Peraso’s products; the availability and performance of Peraso’s products and solutions; the successful integration of Peraso’s products and technology with customer and third-party semiconductor; antenna and system solutions; reliance on manufacturing partners to assist successfully with the fabrication of Peraso’s ICs and antenna modules; availability of quantities of ICs supplied by Peraso’s manufacturing partners at a competitive cost; level of intellectual property protection provided by Peraso’s patents; vigor and growth of markets served by Peraso’s customers and operations; and other risks included in Peraso’s Securities and Exchange Commission filings. Peraso undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, antenna modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. In addition, Peraso’s solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070

E: sheltonir@sheltongroup.com